EXHIBIT 2.1
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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION



                                February 1, 2002



                                  by and among



              RxBazaar, Inc., a Delaware corporation ("RxBazaar"),



             SB Merger Corp., a Delaware corporation ("SB Merger") ,



                                       and



           RxB Acquisition Corp., a Delaware corporation ("Mergerco").
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            MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of the 1st day of February, 2002, by and among RxBazaar, Inc., a Delaware corporation ("RxBazaar"), having its principal place of business at 1385 Kemper Meadow Drive, Cincinnati, OH 45240, SB Merger Corp., a Delaware corporation having its principal place of business at 5860 Sterling Drive, Howell, Michigan 48843 ("SB Merger") and RxB Acquisition Corp., a Delaware corporation having its principal place of business at 5860 Sterling Drive, Howell, Michigan 48843 ("Mergerco").

                        WHEREAS, SB Merger is authorized to issue 2,000,000 shares of common stock, par value $.001 per share (the "SB Merger Common Stock"), of which 253,750 shares are issued and outstanding on the date hereof (the "Outstanding SB Merger Shares"), and 500,000 shares of preferred stock, par value $.001 per share (the "SB Merger Preferred Stock"), none of which are issued and outstanding on the date hereof;

                        WHEREAS, RxBazaar is authorized to issue 60,000,000 shares of its common stock, par value $.001 par value ("RxBazaar Common Stock"), and 10,000,000 shares of preferred stock, par value $.001 per share (the "RxBazaar Preferred Stock"), of which the number of shares issued and outstanding, and the number reserved for issuance pursuant to the exercise of outstanding options and warrants and conversion of preferred stock, are as set forth on Section 2(a) of the RxBazaar Schedule;

                        WHEREAS, Mergerco is a wholly-owned subsidiary of SB Merger and is authorized to issue 100 shares of its common stock, $.001 par value ("Mergerco Shares"), all of which Mergerco Shares are owned by SB Merger, and

                        WHEREAS, the respective Boards of Directors of RxBazaar, SB Merger and Mergerco deem it advisable and generally to the advantage and welfare of RxBazaar and Mergerco and their respective shareholders that Mergerco be merged with and into RxBazaar under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General Corporation Law (the "DGCL") and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"),

                        NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

     1. Vote on Merger

         (a) As soon as practicable after the date hereof, but in no event after June 30, 2002, SB Merger shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of SB Merger's name to "RxBazaar, Inc.," the authorization of additional shares of SB Merger Common Stock, amendments to SB Merger Corp.'s certificate of incorporation and by-laws, and adoption of a stock option plan allowing for the granting of options to purchase up to 1,500,000 shares of SB Merger Common Stock (collectively, the "Shareholder Matters"). SB Merger shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its commercially reasonable best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement, File No. 333-39044 (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

         (b) As soon as practicable after the date hereof, but in no event after June 30, 2002, RxBazaar shall obtain the written consent of its shareholders to approve the Merger.

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         (c) As soon as practicable after the date hereof, but in no event after
June 30, 2002, Mergerco shall obtain the written consent of its shareholder to approve the Merger.

         (d) If the Merger and the other Shareholder Matters are approved by the shareholders of SB Merger in accordance with the laws of the State of Delaware and the requirements of Rule 419, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "Closing"), and a certificate of merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Delaware as promptly as possible thereafter. The certificate of merger (the "Certificate of Merger") so filed shall be in the form as the Boards of Directors of RxBazaar and Mergerco shall mutually approve. The date and time that such Certificate of Merger is accepted for filing by the Secretary of State of Delaware shall be the "Effective Time."

         (e) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of RxBazaar and Mergerco shall vest in RxBazaar as the surviving corporation in the Merger (referred to hereinafter sometimes as the "Surviving Corporation"), and all debts, liabilities and duties of RxBazaar and Mergerco shall become the debts, liabilities and duties of the Surviving Corporation.

         (f) Certificate of Incorporation; Bylaws

             (1) At the Effective Time, the Certificate of Incorporation of RxBazaar, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

             (2) The Bylaws of RxBazaar, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         (g) Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of RxBazaar immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of RxBazaar immediately prior to the Effective Time, until their respective successors are duly appointed.

         (h) Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Mergerco, RxBazaar or the holders of any of the following securities, the following shall occur:

             (1) Conversion of RxBazaar Common Stock. Each share of RxBazaar Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive .7 (the "Common Stock Exchange Ratio") shares of SB Merger Common Stock upon surrender of the certificate representing such share of RxBazaar Common Stock in the manner provided in
Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1(l)).

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             (2) Conversion of RxBazaar Series A Preferred Stock. Each share of
Series A Preferred Stock, $0.001 par value per share, of RxBazaar (the "RxBazaar Series A Shares") issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive, for each share of RxBazaar Common Stock into which such RxBazaar Series A Share was convertible immediately prior to the Effective Time, .7 (the "Series A Exchange Ratio") shares of Series B Preferred Stock, par value $.01 per share, of SB Merger ("SB Merger Series B Preferred Stock") upon surrender of the certificate representing such share of RxBazaar Series A Share in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1(l)).

             (3) Conversion of RxBazaar Series B Preferred Stock. Each share of Series B Preferred Stock, $0.001 par value per share, of RxBazaar (the "RxBazaar Series B Shares" and together with the RxBazaar Series A Shares, the "RxBazaar Preferred Shares"; the shares of RxBazaar Common Stock and RxBazaar Preferred Shares are referred to herein sometimes collectively as the "RxBazaar Shares") issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and automatically converted (subject to Sections 1(h)(6) and 1(h)(7)) into the right to receive one share of SB Merger Series A Preferred Stock upon surrender of the certificate representing such share of RxBazaar Series B Stock in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1(l)). The SB Merger Series A Preferred Stock, together with the SB Merger Series B Preferred Stock and the SB Merger Common Stock, are referred to hereinafter sometimes as the "SB Merger Shares."

             (4) Options and Warrants. At the Effective Time, each outstanding option and each outstanding warrant to purchase shares of RxBazaar Common Stock (each, an "RxBazaar Stock Option"), whether or not vested, shall by virtue of the Merger be assumed by SB Merger. Each RxBazaar Stock Option so assumed by SB Merger under this Agreement will be (or become) exercisable for a number of shares of SB Merger Common Stock equal to (A) the number of shares for which the RxBazaar Stock Option was exercisable immediately prior to the Effective Time times (B) the Common Stock Exchange Ratio, at a per share exercise price equal to (X) the per-share exercise of such assumed RxBazaar Stock Option divided by
(Y) the Common Stock Exchange Ratio. SB Merger shall reserve a sufficient number of shares of SB Merger Common Stock for issuance upon exercise of the assumed RxBazaar Stock Options. Such reserved shares shall be "Eligible SB Merger Shares" for the purposes of Section 1(h)(7)(i) below.

             (5) Capital Stock of Mergerco. Each share of Common Stock, $0.01 par value per share, of Mergerco (the "Mergerco Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Mergerco Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

             (6) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into SB Merger Common Stock or RxBazaar Common Stock), reorganization, recapitalization, reclassification or other like change with respect to any SB Merger Shares or RxBazaar Common Stock occurring on or after the date hereof and prior to the Effective Time, other than (A) the proposed 1-for-5 reverse stock split of RxBazaar as shown on Section 2(a) of the RxBazaar Schedule and (B) an 8-for-5 stock split effected in the form of a common stock dividend that SB Merger intends to effect prior to the Effective Time.

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             (7) Fractional Shares. No fraction of an SB Merger Share will be issued by virtue of the Merger, but in lieu thereof the number of shares of SB Merger Shares shall be rounded up to the nearest whole number.

         (i) Additional Merger Consideration. The "Additional Merger Consideration," as defined herein, may become payable as follows:

             (1) Additional Merger Consideration Defined. The "Additional Merger Consideration" shall consist of a fraction equal to .4286 shares of SB Merger Common Stock for each Eligible SB Merger Share. "Eligible SB Merger Shares" consist of: (A) shares of SB Merger Common Stock issued in respect of shares of RxBazaar Common Stock issued and outstanding as of the Effective Time; (B) shares of SB Merger Series B Stock issued in respect of shares of RxBazaar Series A Stock issued and outstanding as of the Effective Time; and (C) shares of SB Merger Common Stock reserved for issuance upon exercise or conversion of RxBazaar Stock Options assumed by SB Merger pursuant to Section 1(h)(4) above.

             (2) Conditions for Payment. Subject to paragraph (3) below, the Additional Merger Consideration will become payable as follows: if SB Merger's consolidated income before taxes (excluding extraordinary charges for NOLs or charges associated with the payment of Additional Merger Consideration) ("Pre-Tax Earnings"), as reflected in SB Merger's periodic reports filed with the Securities and Exchange Commission, is equal to or greater than $2,150,000 for the four fiscal quarters ending March 31, 2003, then the Additional Merger Consideration will be paid. If the Additional Merger Consideration has not been paid pursuant to paragraph (2) above, then if Pre-Tax Earnings, as reflected in SB Merger's periodic reports filed with the Securities and Exchange Commission, for the four fiscal quarters ending March 31, 2004 is equal to or greater than $3,225,000, then the remaining Additional Merger Consideration will be paid.

             (3) Effect of Raising Additional Equity. SB Merger shall be required to increase Pre-Tax Earnings set forth in paragraph (2) above by $0.10 for every additional gross dollar of equity investment in excess of $3,000,000 received by RxBazaar after the date hereof or by SB Merger after the Effective Time.

             (4) Payable Upon Change of Control. The Additional Merger Consideration shall become payable upon a Change of Control of SB Merger, but only if and to the extent that (a) the Change of Control occurs before March 31, 2004 and (b) payment of the Additional Merger Consideration would not have the effect of reducing the value of the consideration to be received by holders of SB Merger Series A Preferred Stock below any liquidation preference payment to which the holders would be entitled if the Change of Control were deemed to be a liquidation under the terms of the SB Merger Series A Preferred Stock, regardless of whether the Change of Control in fact constitutes a liquidation under such terms. A "Change of Control" of SB Merger means any (i) merger, consolidation or stock sale which results in the voting securities of SB Merger outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of SB Merger or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or (ii) sale of all or substantially all the assets of SB Merger to any person other than a wholly-owned subsidiary.

             (5) Payable to Record Holders. Any Additional Merger Consideration payable on account of Eligible SB Merger Shares shall be payable only to (i) the holders of record of the Eligible SB Merger Shares as of the Effective Time, and
(ii) holders of record of RxBazaar Stock Options as of the Effective Time as follows: If a record holder of an RxBazaar Stock Option as of the Effective

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Time exercises the RxBazaar Stock Option between the Effective Time and the date on which any Additional Merger Consideration becomes payable, then the Additional Merger Consideration shall be paid to such record holder in respect of each Eligible SB Merger Share issued upon such exercise. If any RxBazaar
Stock Option has not been exercised as of the date on which the Additional
Merger Consideration becomes payable, then from and after such date the RxBazaar Stock Option shall be exercisable for (A) the number of Eligible SB Merger
Shares issuable pursuant to Section 1(h)(4) above plus (B) the Additional Merger Consideration payable in respect of each such Eligible SB Merger Share.

             (6) Fractional Shares. No fraction of a share of SB Merger Common Stock will be issued in connection with payment of any Additional Merger Consideration, but in lieu thereof the number of shares of SB Merger Common Stock issued in any payment of Additional Merger Consideration shall be rounded up to the nearest whole number.

         (j) Surrender of Certificates

             (1) Exchange Agent. RxBazaar shall select a bank or trust company to act as the exchange agent (the "Exchange Agent") in the Merger.

             (2) SB Merger to Provide SB Merger Shares. As promptly as practicable after the Effective Time, SB Merger shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of SB Merger Shares as is issuable pursuant to Section 1(h) in exchange for outstanding shares of RxBazaar Common Stock and RxBazaar Preferred Stock and any dividends or distributions to which holders of shares of RxBazaar Common Stock and RxBazaar Preferred Stock may be entitled pursuant to Section 1(j)(4).

             (3) Exchange Procedures. As soon as practicable after the Effective Time, SB Merger shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding RxBazaar Shares whose shares were converted into the right to receive SB Merger Shares pursuant to this Agreement, and any dividends or other distributions pursuant to Section 1(j)(4), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as SB Merger may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing SB Merger Shares and any dividends or other distributions pursuant to Section 1(j)(4). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SB Merger, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole SB Merger Shares into which their RxBazaar Shares were converted at the Effective Time and any dividends or distributions payable pursuant to Section 1(j)(4), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1(j)(4) as to the payment of dividends, to evidence only the ownership of the number of full SB Merger Shares into which such RxBazaar Shares shall have been so converted and any dividends or distributions payable pursuant to Section 1(j)(4).

             (4) Distributions With Respect to Unexchanged Shares and Additional Merger Consideration. No dividends or other distributions declared or made after the date of this Agreement with respect to SB Merger Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the SB Merger Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable

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law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole SB Merger Shares issued in exchange therefor along with the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole SB Merger Shares. Upon the Surviving Corporation's becoming obligated to pay any Additional Merger Consideration pursuant to Section (i) above, subject to applicable law, the Exchange Agent shall deliver to the persons entitled to receive Additional Merger Consideration certificates representing the Additional Merger Consideration along with the amount of such dividends or other distributions with a record date after the Effective Time that would have been payable with respect to the number of whole SB Merger Shares represented by the Additional Merger Consideration had such shares been issued and outstanding at all times from and after the Effective Time.

             (5) Transfers of Ownership. If SB Merger Shares are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to SB Merger or any agent designated by it any transfer or other taxes required by reason of the issuance of SB Merger Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of SB Merger or any agent designated by it that such tax has been paid or is not payable.

             (6) Required Withholding. Each of the Exchange Agent, SB Merger and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of RxBazaar Shares such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

             (7) No Liability. Notwithstanding anything to the contrary in this
Section 1(j)(7), neither the Exchange Agent, SB Merger, the Surviving Corporation nor any party hereto shall be liable to a holder of SB Merger Shares or RxBazaar Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (k) No Further Ownership Rights in RxBazaar Shares. All SB Merger Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such RxBazaar Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of RxBazaar Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         (l) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the SB Merger Shares into which the RxBazaar Shares represented by such Certificates were converted pursuant to Section 1(h) and any dividends or distributions payable pursuant to Section 1(j)(4); provided, however, that SB Merger may, in its discretion and as a condition precedent to the issuance of such certificates representing the SB Merger Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against SB Merger, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

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         (m) Tax Consequences. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         (n) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of RxBazaar and Mergerco, then RxBazaar and Mergerco will cause their respective current officers to take all such lawful and necessary action. SB Merger shall cause Mergerco to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

     2. Representations and Warranties by RxBazaar. RxBazaar represents and warrants, except as set forth in RxBazaar's Disclosure Schedule attached hereto (the "RxBazaar Schedule"), as follows:

         (a) RxBazaar is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue the RxBazaar Common Stock and the RxBazaar Preferred Stock. The issued and outstanding capital stock of RxBazaar consists only of the shares set forth in
Section 2(a) of the RxBazaar Schedule, and except as set forth thereon there are no issued or outstanding rights, options or warrants to purchase RxBazaar Common Stock or any issued or outstanding securities of any nature convertible into RxBazaar Common Stock. The issued and outstanding shares of RxBazaar Common Stock and RxBazaar Preferred Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

         (b) RxBazaar has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of RxBazaar. This Agreement has been duly executed and delivered by RxBazaar and constitutes a valid and binding obligation of RxBazaar, enforceable against RxBazaar in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         (c) RxBazaar is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of RxBazaar (an "RxBazaar Material Adverse Effect"). The business of RxBazaar does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

         (d) RxBazaar has no subsidiaries other than FPP Distribution, Inc., an Ohio corporation (the "Subsidiary") and a wholly-owned subsidiary of RxBazaar. The Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio, with full power and authority to own its properties and to engage in its business as presently conducted and is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires.

         (e) The consolidated financial statements of RxBazaar, consisting of its balance sheet as at December 31, 2000, its statement of operations for the year ended December 31, 2000, its

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statement of stockholders' equity for the year ended December 31, 2000, and its statement of cash flows for the year ended December 31, 2000, all together with accompanying notes, have been prepared in accordance with GAAP, are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of RxBazaar, at the date and for the respective periods to which they apply. The unaudited financial statements of RxBazaar, consisting of its balance sheet as at September 30, 2001 and its statements of operations for the nine months ended September 30, 2001, have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes thereto and except that they are subject to normal year-end adjustments), are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of RxBazaar, at the date and for the respective periods to which they apply. The financial statements of RxBazaar referred to above in this Section 2(e) are hereinafter collectively referred to as the "RxBazaar Financial Statements." Since December 31, 2000, the business of RxBazaar has been operated in all material respects only in the ordinary course and there has not been any RxBazaar Material Adverse Effect except as set forth in the RxBazaar Financial Statements.

         (f) There are no material liabilities (including, but not limited to material tax liabilities) or material claims against RxBazaar or the Subsidiary (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the RxBazaar Financial Statements, other than liabilities incurred in the ordinary course of business since the date of the RxBazaar Financial Statements.

         (g) All federal, state, county and local income, excise, property and other material tax returns required to be filed by RxBazaar and the Subsidiary have been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been established as described in the RxBazaar Financial Statements. All tax returns filed by RxBazaar and the Subsidiary are true, correct and complete. The income tax returns of RxBazaar have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a RxBazaar Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

         (h) Except as described in the RxBazaar Financial Statements, RxBazaar and the Subsidiary each has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets as set forth in the RxBazaar Financial Statements and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the RxBazaar Financial Statements.

         (i) The accounts receivable, net of reserves, set forth in the RxBazaar Financial Statements represent amounts due for goods sold or services rendered by RxBazaar or the Subsidiary in the ordinary course of business and, except as reserved for in the RxBazaar Financial Statements, are, to the best knowledge of RxBazaar, collectable in all material respects in the ordinary course of business.

         (j) Copies of all written material agreements, contracts, arrangements, understandings and commitments, including, without limitation, real estate leases and loan agreements (collectively, "Contracts"), to which RxBazaar or the Subsidiary is a party, by which RxBazaar or the Subsidiary is bound, or from which RxBazaar or the Subsidiary is entitled to receive substantial benefits, and a summary of the provisions of each oral material contract, have been delivered to Mergerco. There is no default by RxBazaar or the Subsidiary under any such Contract that could reasonably be expected to have a RxBazaar Material Adverse Effect. The validity and enforceability of and rights of RxBazaar and the Subsidiary contained in each such Contract shall not be materially adversely affected by the Merger or the transactions contemplated hereby.

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         (k) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against RxBazaar or the Subsidiary which could reasonably be expected to have a RxBazaar Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to RxBazaar's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Neither RxBazaar nor the Subsidiary is a party to or bound by any order, judgment or decree which could reasonably be expected to have a RxBazaar Material Adverse Effect.

         (l) Since December 31, 2000, there have been (i) no bonuses or extraordinary compensation paid to any of the officers or directors of RxBazaar or the Subsidiary, (ii) no loans made to or any other transactions with any of the officers or directors of RxBazaar or the Subsidiary or their families, (iii) no dividends or other distributions declared or paid by RxBazaar, and (iv) no purchase by RxBazaar of any of its capital shares.

         (m) Since December 31, 2001, RxBazaar has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any RxBazaar Common Stock or any options, rights, warrants, or other securities convertible into RxBazaar Common Stock except pursuant to options, rights, warrants or other convertible securities issued and outstanding as of the date hereof except as contemplated by this Agreement.

         (n) Each of RxBazaar and the Subsidiary have maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to RxBazaar and the Subsidiary in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to RxBazaar and the Subsidiary, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to SB Merger upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and RxBazaar and the Subsidiary have not received any notice of cancellation of any such policies.

         (o) RxBazaar and the Subsidiary do not have any patents, patent applications, trademark registrations or applications therefor, copyright registrations or applications therefor, or other registered intellectual property.

         (p) Since inception, RxBazaar and the Subsidiary have each in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a RxBazaar Material Adverse Effect. Each of RxBazaar and the Subsidiary have all licenses, permits, orders, and approvals from all governmental bodies required for the conduct of its businesses and is not in violation of any such license, permit, order, or approval, where the lack of such license, permit, etc. would have an RxBazaar Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation thereof has been threatened.

         (q) Except as described in the RxBazaar Financial Statements, since December 31, 2000 there have been no loans, leases or other Contracts outstanding between RxBazaar or the Subsidiary and any officer or director of RxBazaar or the Subsidiary or any person or entity related to any officer or director of RxBazaar or the Subsidiary.

         (r) Since December 31, 1996, neither RxBazaar, any promoter, officer or director of RxBazaar or the Subsidiary, nor any person intended to become an officer or director of RxBazaar or the Subsidiary, has been the subject of:

             (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

             (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

             (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

             (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

             (ii) Engaging in any type of business practice; or

             (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

             (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

             (5) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

             (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         (s) RxBazaar and the Subsidiary have no pension plan, profit sharing or similar employee benefit plan.

         (t) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by RxBazaar of this Agreement and (ii) the consummation by RxBazaar of the Merger and the other transactions contemplated hereby.

         (u) RxBazaar does not know of any person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, and knows of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

         (v) No employees of RxBazaar or the Subsidiary are on strike or threatening any strike or work stoppage. RxBazaar and the Subsidiary have no obligations under any collective bargaining or labor union agreements. Neither RxBazaar nor the Subsidiary is involved in any material controversy with any of its employees or any organization representing any of its employees.

         (w) None of the information supplied or to be supplied by or about RxBazaar and the Subsidiary for inclusion in the Post-Effective Amendment to be furnished to the SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (x) The execution and delivery by RxBazaar of this Agreement, the consummation and performance the transactions herein contemplated, and compliance with the terms of this Agreement by RxBazaar will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which RxBazaar or the Subsidiary is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of RxBazaar or the Subsidiary, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over RxBazaar or the Subsidiary or any of its business or properties, which conflict, breach or default could reasonably be expected to have a RxBazaar Material Adverse Effect.

     3. Representations and Warranties Relating to SB Merger and Mergerco. Mergerco and SB Merger, jointly and severally, represent and warrant as follows:

         (a) Mergerco is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Mergerco Shares. The issued and outstanding capital stock of Mergerco consists only of the Mergerco Shares all of which are fully paid and nonassessable and which are owned by SB Merger. There are no issued or outstanding rights, options or warrants to purchase Mergerco Shares or any issued or outstanding securities of any nature convertible into Mergerco Shares. The Mergerco Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

         (b) Mergerco has been organized solely for the purpose of consummating the Merger and, since its inception, Mergerco has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

         (c) Mergerco has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Boards of Directors of SB Merger and Mergerco, and by the shareholder of Mergerco. This Agreement has been duly executed and delivered by Mergerco, and constitutes a valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         (d) Mergerco is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Mergerco (a "Mergerco Material Adverse Effect"). The business of Mergerco does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act and the Investment Advisers Act of 1940, each as amended.

         (e) Mergerco has no subsidiaries.

         (f) Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Mergerco Shares to SB Merger, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Mergerco has had no business and no financial or other transactions of any nature whatsoever.

         (g) Mergerco has no liabilities (including, but not limited to, tax liabilities) nor are there any claims against Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

         (h) All federal, state, county and local income, excise, property or other tax returns required to be filed by Mergerco have been filed and all required taxes, fees or assessments have been paid.

         (i) Mergerco has no fixtures, furniture, equipment, inventory or accounts receivable.

         (j) Mergerco has no Contracts or commitments to which it is a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

         (k) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SB Merger's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Mergerco. Mergerco is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a Mergerco Material Adverse Effect.

         (l) Since the inception of Mergerco there have been (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Mergerco; (ii) no loans made to or any transactions with any officer or director of Mergerco; (iii) no dividends or other distributions declared or paid by Mergerco; and (iv) no purchase by Mergerco of any Mergerco Shares.

         (m) Since its inception, Mergerco has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any Mergerco Shares or any options, rights, warrants, or other securities convertible into Mergerco Shares except for the issuance of the Mergerco Shares to SB Merger.

         (n) Mergerco has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore.

         (o) Since its inception, Mergerco has in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations except where the failure to so comply could not reasonably be expected to have a Mergerco Material Adverse Effect.

         (p) Since December 31, 1996, no officer or director of Mergerco has been the subject of:

             (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

             (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

             (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

             (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

             (ii) Engaging in any type of business practice; or

             (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

             (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

             (5) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

             (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         (q) Mergerco has no pension plan, profit sharing or similar employee benefit plan.

         (r) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Mergerco of this Agreement and (ii) the consummation by Mergerco of the Merger and the other transactions contemplated hereby.

         (s) Mergerco knows of no person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, and that they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

         (t) Mergerco has no employees.

         (u) None of the information supplied or to be supplied by or about Mergerco for inclusion in the Post-Effective Amendment to be furnished to the SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (v) The execution and delivery by Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Mergerco will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Mergerco is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of Mergerco, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Mergerco or any of its business or properties, which conflict, breach or default could reasonably be expected to have a Mergerco Material Adverse Effect.

     4. Representations and Warranties Relating to SB Merger. SB Merger and Mergerco, jointly and severally, represent and warrant as follows:

         (a) SB Merger is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only 2,000,000 shares of SB Merger Common Stock and 500,000 shares of preferred stock, $.01 par value, the rights, powers and designations of which have not been established by the Board of Directors of SB Merger. Immediately prior to the Effective Time, there will be issued and outstanding, after giving effect to an 8-for-5 stock split effected in the form of a stock dividend that SB Merger intends to effect prior to the Effective Time, 406,000 shares of SB Merger Common Stock, all of which will be fully paid and nonassessable (the "Outstanding SB Merger Shares"). Except as contemplated by this Agreement, there are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of SB Merger Common Stock or any issued or outstanding securities of any nature convertible into shares of SB Merger Common Stock. The issued and outstanding shares of SB Merger Common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

         (b) Since its inception, the business of SB Merger has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

         (c) SB Merger has full power and authority to enter into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of SB Merger. This Agreement has been duly executed and delivered by SB Merger and constitutes a valid and binding obligation of SB Merger enforceable against SB Merger in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

         (d) SB Merger is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of SB Merger (an "SB Merger Material Adverse Effect"). The business of SB Merger does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

         (e) SB Merger has no subsidiaries except for Mergerco.

         (f) The financial statements of SB Merger, consisting of its balance sheets as at December 31, 2000, and its statement of operations, its statement of stockholders' equity and its statement of cash flows for the year ended December 31, 2000, all together with accompanying notes, as set forth in SB Merger's Registration Statement on Form SB-2, have been audited by independent public accountants and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of SB Merger, at the date and for the respective periods to which they apply. The unaudited financial statements of SB Merger, consisting of its balance sheet as at September 30, 2001 and 2000, its statement of income, statement of stockholders' equity and statement of cash flows for the nine months ended September 30, 2001, as set forth in SB Merger's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 (the "Form 10-QSB," and collectively with the Registration Statement, the "SEC Reports"), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of SB Merger, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of SB Merger are hereinafter referred to as the "SB Merger Financial Statements." The SB Merger Financial Statements have been delivered to RxBazaar.

         (g) The business of SB Merger, as described in the SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of SB Merger from that set forth in the Form 10-QSB except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses or liabilities relating to this Agreement.

         (h) There are, and at the Effective Time will be, no liabilities (including, but not limited to, tax liabilities) or claims against SB Merger (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the SB Merger Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) liabilities and commitments incurred or made in the ordinary course of SB Merger's business or taxes incurred on earnings since September 30, 2001, each as listed on the SB Merger Disclosure Schedule attached hereto.

         (i) All federal, state, county and local income, excise, property or other tax returns required to be filed by SB Merger have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up in the SB Merger Financial Statements. SB Merger's income tax returns have never been audited by any authority empowered to do so.

         (j) SB Merger has no fixtures, furniture, equipment, inventory or accounts receivable.

         (k) SB Merger has no material Contracts to which it is a party, except those between the parties hereto, and as described in the SEC Reports and except filing and other requirements associated with SB Merger's initial public offering of securities and its status as a publicly held company.

         (l) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against SB Merger, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Mergerco's and SB Merger's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. SB Merger is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a SB Merger Material Adverse Effect.

         (m) There have been: (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of SB Merger; (ii) no loans made to or transactions with any officer or director of SB Merger other than loans by officers to provide working capital described in the SEC Reports, which shall not exceed $10,000 at the Effective Time; (iii) no cash dividends or other cash distributions declared or paid by SB Merger; and (iv) no purchase by SB Merger of any SB Merger Shares.

         (n) Since December 31, 2000, SB Merger has not issued or committed itself to issue, and prior to the Effective Time will not issue or commit itself to issue any additional common shares (other than the outstanding SB Merger Shares) or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

         (o) SB Merger has furnished to RxBazaar true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) SB Merger's Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by SB Merger since its inception. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of such filings.

         (p) SB Merger has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

         (q) Since its inception, SB Merger has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

         (r) Except as set forth in the SEC Reports or otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between SB Merger and any officer or director of SB Merger or any person related to any officer or director of SB Merger

         (s) Since December 31, 1996, no officer or director of SB Merger has been the subject of

             (1) a petition under the Federal bankruptcy laws or any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

             (2) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

             (3) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

             (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

             (ii) Engaging in any type of business practice; or

             (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

             (4) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

             (5) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

             (6) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

         (t) SB Merger has no pension plan, profit sharing or similar employee benefit plan.

         (u) Except for the consent and approval of the shareholders of SB Merger, Mergerco and RxBazaar and the filing of the Certificate of Merger, and the effectiveness of the Registration Statement, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by SB Merger of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

         (v) SB Merger knows of no person who rendered any service in connection with the introduction of SB Merger, Mergerco or RxBazaar to each other, which is being compensated through a separate agreement between itself and RxBazaar, and they know of no claim for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby.

         (w) None of the information supplied or to be supplied by or about SB Merger for inclusion in the Post-Effective Amendment to be furnished to SB Merger shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (x) The execution and delivery by SB Merger of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by SB Merger will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which SB Merger is now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of SB Merger, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over SB Merger or any of its business or properties.

     5. Rights and Liabilities of Surviving Corporation. At and after the Effective Time, RxBazaar, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the constituent corporations; all debts due to either of the constituent corporations on whatever account shall be vested in RxBazaar; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the constituent corporations shall be as effectively the property of RxBazaar as they were of the respective constituent corporations; the title to any real estate by deed or otherwise in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in RxBazaar; all rights of creditors and all liens upon any property of either of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; all debts, liabilities, and duties of the respective constituent corporations shall thenceforth attach to RxBazaar and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and RxBazaar shall indemnify and hold harmless SB Merger and the officers and directors of each of the constituent corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger. At and after the Effective Time, SB Merger shall continue to indemnify all prior officers and directors of SB Merger to the maximum extent permitted by the Certificate of Incorporation and Bylaws of SB Merger. To the extent the Surviving Corporation obtains insurance covering its officers and directors, then it will maintain such coverage for the present officers and directors of SB Merger for a period of five years from and after the Effective Time, if and to the extent that maintaining such coverage does not in management's reasonable discretion result in material additional expense to RxBazaar.

     6. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and (ii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

             (b) Each of RxBazaar and SB Merger shall give prompt notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of such party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8 or 9 could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     7. Further Assurances of Title. As and when requested by RxBazaar or by its successors or assigns, Mergerco shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as RxBazaar may deem necessary or desirable in order to invest in and confirm to RxBazaar title to and possession of its property acquired by RxBazaar by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Mergerco and RxBazaar are fully authorized in the name of Mergerco, RxBazaar or otherwise to take any and all such action.

     8. Conditions to Obligations to Mergerco and SB Merger. The obligation of Mergerco and SB Merger to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

             (a) That the shareholders of SB Merger, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

             (b) RxBazaar shall have delivered to SB Merger audited financial statements as at and for the years ended December 31, 2001 and 2000 and such financial statements shall evidence no RxBazaar Material Adverse Change from the date of RxBazaar Financial Statements. Except as disclosed in or as contemplated by this Agreement or in the RxBazaar Schedule, that no material adverse change in the aggregate shall have occurred in the consolidated financial condition of RxBazaar since December 31, 2001.

             (c) That RxBazaar shall have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by RxBazaar in this Agreement are true and correct in all material respects, both when made and as of the Effective Time subject to RxBazaar making such modifications to the RxBazaar Disclosure Schedule as may be necessary provided that no such modification shall constitute an RxBazaar Material Adverse Effect.

             (d) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of RxBazaar, including by written consent of the shareholders of RxBazaar, and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Mergerco and its counsel have been delivered to Mergerco.

             (e) That Mergerco and SB Merger shall have received an opinion from counsel to RxBazaar substantially in the form of Exhibit 8(e) hereto.

             (f) RxBazaar shall have raised a minimum of $3,000,000 of gross proceeds from January 1, 2002 through the Effective Time, either a private placement of RxBazaar Series B Preferred

Stock or other funding, including the sale of shares of RxBazaar Series B Preferred Stock at a price of at least $2.00 per share.

     Compliance with the provisions of subparagraphs (b) through (d) and (f) of this paragraph shall be evidenced by the certificate of the President and Secretary of RxBazaar.

     9. Conditions to Obligations of RxBazaar. The obligations of RxBazaar to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Time:

         (a) INTENTIONALLY OMITTED

         (b) That the Merger and all other Shareholder Matters, including without limitation the amendment to SB Merger certificate of incorporation designating the Series A Preferred Stock and Series B Preferred Stock of SB Merger, shall have been approved by the shareholders of SB Merger on terms satisfactory to RxBazaar, all subject to the consummation of the Merger.

         (c) That SB Merger's Board of Directors and officers shall have resigned seriatim subject to the consummation of the Merger.

         (d) That no material transactions shall have been entered into by Mergerco or SB Merger other than transactions in the ordinary course of business since December 31, 2001, other than as referred to in this Agreement, except with the prior written consent of RxBazaar.

         (e) That no material adverse change shall have occurred in the financial condition of either Mergerco or SB Merger since December 31, 2001, other than as referred to in this Agreement.

         (f) That Mergerco and SB Merger shall each have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Mergerco and SB Merger herein are true and correct in all material respects, both when made and as of the Effective Time.

         (g) SB Merger shall have complied fully with the applicable securities or "blue sky" laws of any state or other governmental body in connection with the Merger.

         (h) That SB Merger shall have complied with all applicable provisions of Rule 419 under the Securities Act, including the effectiveness of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in SB Merger.

         (i) That the SEC shall have declared the Post-Effective Amendment effective, no stop order suspending the effectiveness of the Post-Effective Amendment or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the prospectus included therein, shall have been initiated or threatened in writing by the SEC.

         (j) That RxBazaar shall have received an opinion from counsel to Mergerco and SB Merger in substantially the form of Exhibit 9(j).

     Compliance with the provisions of subparagraphs (b) through (i) of this paragraph shall be evidenced by the certificate of the President and Secretary of SB Merger and the certificate of the President and Secretary of Mergerco to be delivered at Closing.

     10. Abandonment. This Agreement and the Merger may be abandoned (a) by RxBazaar, on the one hand, or SB Merger and Mergerco, on the other hand, acting by their respective Boards of Directors, in the event of the failure at the Closing of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Time. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect and except as set forth in
Section 11(b) hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement, provided, that the Non-Disclosure Agreement dated as of January 25, 2002 between RxBazaar and SB Merger (the "NDA Agreement") shall survive any termination and abandonment of this agreement.

     11. Closing or Termination

         (a) In the event the Closing of this Agreement shall not take place by July 28, 2002, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in Section 11(b).

         (b) In the event this Agreement fails to close on or before July 28, 2002 for any reason, then RxBazaar agrees to abide by the terms of the letter agreement between SB Merger and RxBazaar dated January 30, 2002, regarding the payment of break-up fees to SB Merger (such letter agreement as amended from time to time, the "Fee Agreement"). The parties agree that the break-up fee shall be construed as liquidated damages and shall be RxBazaar's sole liability in connection with any termination or abandonment of this Agreement.

     12. Delivery of Corporate Proceedings of SB Merger. At the Closing, SB Merger shall deliver to RxBazaar's counsel the originals or certified copies of all of the corporate proceedings of SB Merger, duly certified by its Secretary, relating to this Agreement.

     13. Delivery of Corporate Proceedings of Mergerco. At the Closing, Mergerco shall deliver to RxBazaar's counsel the originals of all of the corporate proceedings of Mergerco, duly certified by its Secretary, relating to this Agreement.

     14. Delivery of Corporate Proceedings of RxBazaar. At the Closing, RxBazaar shall deliver to Mergerco's counsel a copy of its corporate proceedings relating to this Agreement or taken pursuant to the provisions of this Agreement duly certified by its Secretary or by its Assistant Secretary.

     15. Further Agreements; 1934 Act Reporting. Within 15 days after the Effective Time, SB Merger shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. SB Merger shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

     16. Limitation of Liability. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

     17. Further Instruments and Actions. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

     18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     19. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     20. Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 20 shall be void.

     21. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                   If to RxBazaar:      RxBazaar, Inc.
                                        200 Highland Avenue, Suite 301
                                        Needham, MA 02494
                                        Attention: C. Robert Cusick
                                        Telephone: (781) 449-4962
                                        Facsimile: (781) 449-5190
                                        email:  crcusick@rxbazaar.com

                   With a copy to:      Foley Hoag LLP
                                        One Post Office Square
                                        Boston, MA 02109
                                        Attention:  Gerard P. O'Connor
                                        Telephone: (617) 832-1249
                                        Facsimile: (617) 832-7000
                                        email: goconnor@foleyhoag.com

                   If to SB Merger:     SB Merger Corp.
                                        5860 Sterling Drive
                                        Howell, Michigan  48843
                                        Attention: Richard L. Campbell
                                        Telephone: (517) 586-4009
                                        Fax: (517) 586-6004
                                        Email: rcampbell@stockbridgecapital.com

                   With a copy to:      Gusrae, Kaplan & Bruno, PLLC
                                        120 Wall Street
                                        New York NY 10005
                                        Attention: James J. D'Esposito
                                        Telephone: (212) 269-1400
                                        Fax: (212) 809-5449
                                        Email: jdesposito@gkblaw.com
or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance with this Section 21.

            Notices provided in accordance with this Section 21 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 21 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in Boston, Massachusetts. Copies of any notices hereunder may be sent by email, but transmission by such means alone shall not constitute delivery of notice under this Section 21.

     22. Binding Agreement. This Agreement, along with the Fee Agreement and the NDA Agreement, represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

     23. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

     24. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                 RxBAZAAR, INC.



                                 By: /s/ C. Robert Cusick
                                    --------------------------------------------
                                    C. Robert Cusick
                                    Chairman and Chief Executive Officer



                                 SB MERGER CORP.



                                 By: /s/ Richard L. Campbell
                                    --------------------------------------------
                                 Name: Richard L. Campbell
                                 Title: Secretary



                                 RxB ACQUISITION CORP.



                                 By: /s/ Richard L. Campbell
                                    --------------------------------------------
                                 Name: Richard L. Campbell
                                 Title: Secretary